Exhibit 5.1

June 23, 2014

AmSurg Corp.

20 Burton Hills Boulevard

Nashville, Tennessee 37215

Re:	Shelf Registration Statement of AmSurg Corp. on Form S-3

Ladies and Gentlemen:

We have acted as counsel to AmSurg Corp., a Tennessee corporation (the “Company”), in connection with its filing of an automatic shelf registration statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), filed on June 23, 2014, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). We have been requested by the Company to render this opinion in connection with the filing of the Registration Statement.

The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a “Prospectus Supplement”). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the registration by the Company of an indeterminate amount of (i) shares of preferred stock, no par value per share, in one or more series or classes (the “Preferred Stock”) and (ii) shares of common stock, no par value per share (the “Common Stock”, and together with the Preferred Stock, the “Securities”). The Preferred Stock may be exchangeable for and/or convertible into shares of Common Stock, another series of Preferred Stock or other securities.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.	the Registration Statement and the exhibits thereto and the Prospectus included therein;
2.	such corporate documents and records of the Company, including the Company’s Second Amended and Restated Charter, as amended (“Charter”), and the Company’s Second Amended and Restated Bylaws, as amended (“Bylaws”);
3.	certificates of public officials, including a certificate from Tennessee’s Secretary of State as to the good standing of the Company dated as of a recent date;
4.	resolutions adopted by the Board of the Directors of the Company relating to, among other matters, the registration of the Securities;

150 Third Avenue South, Suite 2800

Nashville, TN 37201

AmSurg Corp.

June 23, 2014

5.	we also have been furnished with, and with your consent have relied upon, a certificate of officers of the Company with respect to certain factual matters, dated as of the date hereof; and
6.	such other documents as we have deemed necessary or appropriate for purposes of this opinion.

We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the conformity to authentic original documents of all documents submitted to us as certified, facsimile, conformed, digitally scanned or photostatic copies and the legal capacities of all natural persons.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1. (a) When a new class or series of Preferred Stock has been duly established in accordance with the terms of the Charter and Bylaws and applicable law (in the event that the Preferred Stock is a new class or series of Preferred Stock), and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law, and (b) assuming that appropriate articles of amendment to the Charter relating to such class or series of Preferred Stock have been duly approved by the Company’s Board of Directors and been filed with and accepted for record by the Secretary of State of the State of Tennessee, and (c) assuming that the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplement(s) required by applicable laws have become, and at such time remain, effective under the Securities Act, and (d) assuming that upon the issuance of such Preferred Stock, the total number of issued and outstanding shares of the applicable class or series of Preferred Stock will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under its Charter, then upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of such class or series of Preferred Stock (including any Preferred Stock duly issued upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into another class or series of Preferred Stock), will be validly issued, fully paid and nonassessable.

2. (a) Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law authorizing the issuance and sale of Common Stock, and (b) assuming that the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplement(s) required by applicable laws have become, and at such time remain, effective under the Securities Act, and (c) assuming that upon the issuance of such Common Stock, the total number of issued and outstanding shares of Common Stock will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Charter, then upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of Common Stock being issued by the Company (including any Common Stock duly issued upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock), will be validly issued, fully paid and nonassessable.

AmSurg Corp.

June 23, 2014

Our opinions expressed herein are limited to the laws of the State of Tennessee and the federal laws of the United States of America. We do not express any opinion with respect to the law of any other jurisdiction or to the securities or “blue sky” laws of any jurisdiction. The opinions expressed in this opinion letter are strictly limited to the matters stated in this opinion letter and no other opinions are to be implied.

Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention. This opinion is being rendered for the benefit of the Company in connection with the matters addressed herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act, or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Bass, Berry & Sims PLC

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